                                   AGREEMENT

     WHEREAS, RMF GLOBAL, INC. is the holder of an exclusive global license tomarket and distribute ELIOTEX, a internationally-patented material with unique properties, which license only excludes western Europe, Japan and Korea; and

     WHEREAS, RMF GLOBAL, INC. has developed a number of products which incorporate the use of ELIOTEX, which use renders these products unique and demonstrably superior to competing products; and

     WHEREAS, RMF GLOBAL, INC. has accumulated substantial inventory of both
ELIOTEX as well as said products, which to date include sleeping bags, swim suits and 5- in-l multiple use packs; and

     WHEREAS, RMF GLOBAL, INC. has expended substantial amounts of time and money in the obtaining of ELIOTEX, the establishment of markets for ELIOTEX and the design and manufacture of unique products which utilize ELIOTEX; and

     WHEREAS, RMF GLOBAL, INC. is desirous of reaching AGREEMENT with an entity to purchase its inventory of ELIOTEX and ELIOTEX-based products; and

     WHEREAS, INNOVATIVE DESIGNS, INC. is desirous of purchasing said inventory of ELIOTEX and ELIOTEX-based products; and

     WHEREAS, INNOVATIVE DESIGNS, INC. further wishes to purchase from RMF
GLOBAL, INC. the exclusive right to utilize ELIOTEX in the manufacture of the
Aforementioned products as well as such other products as it shall deem appropriate in thefuture from time to time as the parties shall agree;

                                  Page 1 of 10

     NOW WHEREFORE, with the intent to be legally bound hereby, the parties hereto agree as follows:

                                     PARTIES

1.   The parties to the Agreement are RMF GLOBAL, INC., (hereinafter "RMF") a
     Pennsylvania business corporation with principal offices at 223 North Main
     Street, Suite  2, Pittsburgh, PA 15215 and INNOVATIVE  DESIGNS, INC.,
     (hereinafter "INNOVATIVE") a Delaware business corporation doing business within the Commonwealth of Pennsylvania with principal offices at 223 North
     Main Street, Suite 1, Pittsburgh, PA 15215.

                                      TERM

2.   This Agreement shall encompass an initial term of ten (10) years from the date of execution of this Agreement.

                                  OPTION TERMS

3.   Innovative shall have the option to renew this Agreement for four (4)
     subsequent terms of ten (10) years each.

                          DUTIES AND WARRANTIES OF RMF

4.   RMF hereby warrants:

     a.   that it is the true and lawful holder of an exclusive international license to utilize, market and distribute Eliotex, which license currently excludes western Europe, Japan and Korea;

     b.   RMF is currently in negotiation to extend its exclusive license to include western Europe, Japan and Korea;

                                  Page 2 of 10

     c.   RMF has and shall continue to take all steps necessary to maintain its license in full legal force and effect throughout the term of this
          Agreement;

     d.   ELIOTEX is a unique product made by a internationally-patented process of low density polyethylene, which unique characteristics include thermal insulation, waterproofing and buoyancy;

     e.   RMF has perfected the design and manufacture of ELIOTEX in bathing suits that are fashionable and functional and will not sink;

     f.   RMF has perfected the design and manufacture of ELIOTEX in sleeping bags that are warmer, lighter and more compact than any available anywhere;

     g.   RMF has developed and is in the process of manufacturing a 5-in-l multi-purpose pack than serves the multiple functions of stadium cushion, waterproof rain poncho, waterproof blanket, waterproof sleeping bag and raft (floatation device);

     h.   RMF shall grant an exclusive license to INNOVATIVE to manufacture and market the aforesaid  products, which license shall run concurrent to the instant AGREEMENT;

     i.   RMF shall assure INNOVATIVE of an adequate and timely supply of
          ELIOTEX with which to carry out its manufacturing activities;

     j.   RMF shall offer ELIOTEX to INNOVATIVE at a price equal to the lowest price it charges any other customer;

     k.   RMF shall carry on its business activities at all times in a lawful manner and

                                  Page 3 of 10

          in accordance with all applicable federal, state and local laws, rules and regulations;

     l.   RMF shall promptly upon receipt of the payments set forth hereunder transfer all of its right title and interest in and to all inventory of ELIOTEX, unsinkable swim suits, sleeping bags and 5-in-l multiple use kits to INNOVATIVE;

     m.   RMF shall transfer all of its right, title and interest into all promotional materials, advertisements, marketing strategies and the like for which it has contracted, and which relate to the products which are subject to the terms and conditions of this agreement of which it is in possession, to INNOVATIVE, which shall have the unfettered right to utilize same in any manner it sees fit;

     n.   RMF shall cause its Vice President, Joseph A. Riccelli, to assume the post of Vice President - Operations for INNOVATIVE, upon terms and conditions as the parties may agree, to oversee the manufacture of
          INNOVATIVE'S products and to ensure the smooth and seamless transition of raw material ordering, receiving and warehousing as well as product manufacturing, warehousing, shipping and delivering from the auspices of RMF to the auspices of INNOVATIVE.

                                  Page 4 of 10

                              DUTIES OF INNOVATIVE

5.  INNOVATIVE hereby warrants:

     a.   INNOVATIVE shall tender the sum of one million two hundred fifty thousand ($1,250,000) dollars as consideration for the grant of the license referenced herein;

     b.   Said consideration shall be paid fifty thousand ($50,000) dollars upon execution of the instant AGREEMENT, with three subsequent payments of four hundred thousand ($400,000) dollars each, payable immediately upon the expiration of the twelfth, twenty fourth, and thirty sixth months following the execution of this AGREEMENT;

     c.   INNOVATIVE shall utilize its full time good faith best efforts to manufacture its products in accordance with the highest standards of quality prevailing in the industry;

     d.   INNOVATIVE shall utilize its full time good faith best efforts to establish, penetrate, expand and dominate the markets for which its products are utilized and in which its products are sold;

     e.   INNOVATIVE shall carry on all of its business operations in a lawful manner and in accordance with all applicable federal, state and local laws, rules and regulations.

                                  Page 5 of 10

                                 CONSIDERATION

6.   The parties agree that the consideration set forth above is that reached by full and fair bargaining, and represents a meeting of the minds between the parties as to its  terms. The parties further agree that the mutual promises, payments and covenants set forth herein are mutual, ongoing, bargained-for exchanges and are sufficient in every respect. Sufficiency and mutual receipt thereof is acknowledged by both parties.

                               TIME OF THE ESSENCE

7.   Time shall be construed to be of the essence with respect to all payments and other duties called for under the terms and conditions of this
     Agreement.

                                EVENT OF DEFAULT

8.   Failure of either party to utilize its full time good faith best efforts to implement the mutual responsibilities, promises and covenants set forth herein, in particular the timely tender of any payment called for herein or the delivery of materials, may be construed as an event of default. In such case, the party claiming a default shall serve a written notice upon the defaulting party, specifying the claimed default and affording the defaulting party thirty (30) days in which to cure said default. In the event of a timely cure of said default, it shall be considered a nullity as to any subsequent claim of breach or default. In the event said default is not timely cured, the non-breaching party shall be entitled to avail itself of the remedy(ies) in the remedies for default set forth below.

                  REMEDIES FOR DEFAULT - ARBITRATION MANDATORY

9.   The event of an uncured default shall create the right but not the obligation, of the

                                  Page 6 of 10

     non-breaching party to seek redress. In the event of an uncured default, the non- breaching party shall have the right, but not the obligation, to submit the matter to arbitration.  No party shall be entitled to relief, including but not limited to the termination of this Agreement, and no demand for relief or remedy will be given legal force, absent an Order to that effect obtained from an arbitration  panel of competent jurisdiction.
     All such arbitration  proceedings shall be held within the venue, laws and jurisdiction of Allegheny County, Pennsylvania, and shall take place in accordance with the provisions adopted and utilized by the American
     Arbitration Association. The remedies sought in arbitration shall be any to which the non-breaching party may be entitled at law or equity. The decision of said arbitration panel shall be considered final and binding upon the parties, and shall not be subject to appeal except upon an allegation of fraud or collusion on the part of the panel. In the event of the invocation of a dispute to arbitration, whether said dispute is adjudicated in whole or in part by the arbitration panel, the costs of the prevailing party shall be borne by the non-prevailing party. In the event of a dispute as to which is the prevailing or non-prevailing party, said arbitration panel shall have the authority to determine the respective portions of the costs of resolution of the dispute to be borne by the respective parties.

                                MUTUAL AGREEMENT

10.  This Agreement shall be deemed to be the mutual product of the  parties hereto, and for purposes of interpretation, clarification, and/or enforcement, neither party shall have the legal right to seek the resolution of any dispute regarding any purported

                                  Page 7 of 10

     ambiguity on the basis of an assertion that this Agreement was drafted by the other party.

                        INTEGRATED AND COMPLETE AGREEMENT

11.  This Agreement represents the entire and complete understanding of the parties hereto as to the terms and conditions set forth herein, and no modification thereof shall be given legal force or effect unless and until first embodied in a writing executed by both of the parties.

                                  FORCE MAJEURE

12.  The time frame for duties to be  performed  under this Agreement  shall be abated if their implementation is rendered impossible due to an act of God, war, terrorism, government sanction, or other cause not within the control of the non-performing party. Said abatement shall not absolve either party from the performance of any other duties called for under this Agreement
     The parties agree that they shall continue to utilize their full time good faith best efforts to overcome any difficulties or delays brought about by the above-referenced causes, and to promptly perform the duties called for under this Agreement once said causes have been overcome.

                                  CHOICE OF LAW

13.  The provisions of this Agreement shall be interpreted under, construed in accordance with and enforced by means of the laws of the Commonwealth of
     Pennsylvania. As set forth in the mandatory arbitration provisions above, the jurisdiction of any dispute shall be in a lawfully-constituted arbitration panel operating under the rules and auspices or the American
     Arbitration Association and

                                  Page 8 of 10

     the venue thereof shall be Allegheny County, Pennsylvania.

                          CAPTIONS AND SECI10N NUMBERS

14.  The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or describe the scope of intent of such paragraphs or in any way affect the terms and conditions of this Agreement.

                              PROVISIONS SURVIVING

15.  In the event that any clause or provision of this Agreement is rendered moot, unenforceable or void as a matter of law or public policy, such rendering shall have no effect upon any other term or condition of this
     Agreement, all of which shall remain in full force and legal effect.

                              NOTICES AND PAYMENTS

16.  Any notice or payment called for under this Agreement shall be deemed to be delivered when placed in a facility of the United States Postal Service, postage pre-paid, or when delivered to a recognized and registered common carrier, postage or delivery fee pre-paid. Said notice or payment shall be directed to:

          As to RMF:                Joseph Riccelli, President
                                    RMF Global, Inc.
                                    223 North Main Street, Suite 2
                                    Pittsburgh, PA 15215

          As to Innovative:         Frank Riccelli, President
                                    Innovative Designs, Inc.
                                    223 North Main Street, Suite 1
                                    Pittsburgh, PA 15215

               BINDING EFFECT - RESTRICTIONS UPON TRANSFERABILITY

17.  This Agreement shall be binding upon the parties hereto, their heirs, successors

                                  Page 9 of 10

     and/or assigns. No assignment, sale or other transfer of the rights and duties set forth herein shall be given legal force or effect absent the express prior written consent of the parties hereto, which consent shall not be unreasonably withheld. Any such assignment, sale or transfer shall not relieve the transferring party from its obligations hereunder, and said transferor shall remain the principal and primary obligor as to the obligations set forth herein.

WHEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged by the parties, and WITH INTENT TO BE LEGALLY BOUND HEREBY, the parties affix their signatures hereunto, on this, the 25th day of Nov., 2002.

/s/ Frank Riccelli                          /s/ Joseph Riccelli
INNOVATIVE DESIGNS, INC.,                   RMF GLOBAL, INC.
By: Frank Riccelli, President               By: Joseph Riccelli, President

/s/ Michelle Griffith                       /s/ Joseph A. Riccelli
Witness as to Innovative Designs, Inc.      Witness as to RMF Global, Inc.

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